Exhibit 5.1

Legal opinion of Nelson Mullins Riley & Scarborough, L.L.P.



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                           LAW OFFICES
            Nelson Mullins Riley & Scarborough, L.L.P.
            A REGISTERED LIMITED LIABILITY PARTNERSHIP

Neil E. Grayson     999 PEACHTREE STREET, N.E.            OTHER OFFICES:
(404) 817-6113             SUITE 1400                Charleston, South Carolina
Internet Address:                                     Charlotte, North Carolina
     NEG@nrms.com     Atlanta, Georgia 30309          Columbia, South Carolina
                      TELEPHONE (404) 817-6000       Greenville, South Carolina
                      FACSIMILE (404) 817-6050      Myrtle Beach, South Carolina
                          www.nmrs.com                 Raleigh, North Carolina
                                                   Winston-Salem, North Carolina




                          July 14, 2003

First Community Corporation
5455 Sunset Blvd.
Lexington, South Carolina  29072

Ladies and Gentlemen:

     We have acted as counsel to First Community Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, covering the offering of up to 100,000 shares (the "Shares") of the Company's common stock, par value $1.00 per share, which may be issued by the Company under its Dividend Reinvestment Plan. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion. With respect to matters of fact, we have relied upon information provided to us by the Company and no further investigation. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

     The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

     Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.


                                /s/  Nelson Mullins Riley & Scarborough, L.L.P.
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